Exhibit 99.1 Carlyle Secured Lending III ( CSL III ) Quarterly Update December 31, 2024

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared for former investors in Carlyle Secured Lending III ( CSL III” or the “Company”) to provide them with historical information regarding the performance of the Company during the fourth quarter of 2024. On March 27, 2025, the Company was merged with and into Carlyle Secured Lending, Inc. (“CGBD”). The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by CGBD, as successor to CSL III. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy CGBD common stock or any other securities nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase CGBD common stock or any other securities, or as legal, accounting or tax advice. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of the Company’s historical SEC filings and other public announcements. CSL III was managed by CSL III Advisor, LLC (the “Investment Adviser”), an SEC-registered investment adviser and a consolidated subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). No Offer or Solicitation This presentation is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this presentation is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities of CGBD or in any fund or other investment vehicle managed by Carlyle or any of its affiliates. 2

Q4 2024 Executive Summary MARKET BUSINESS PORTFOLIO & INVESTMENT COMMENTARY UPDATES ACTIVITY (2) • Total investments based on fair value were • Carlyle's direct lending platform achieved • Quarterly net total return of 2.1% was approximately $433 million as of record highs for deployment in both the driven by meaningful income generation December 31, 2024 fourth quarter and full year 2024 from the portfolio • CSL III completed the final capital call • Market demand for private credit • Funded approximately $85 million of during the fourth quarter in the amount of remained strong throughout 2024, and has investments in new and existing borrowers $45 million persisted into the beginning of 2025, with during the quarter increased competition for deal flow from • Dividends declared in the fourth quarter • The majority of new originations were in both traditional direct lenders as well as totaled $0.75 per share, inclusive of the first lien assets, as we believe current the broadly syndicated market standard quarterly dividend of $0.57, spreads are compelling for the senior which equates to an annualized net yield • We remain disciplined in the face of this secured credit risk profile (1) of approximately 10.9% ,and a competition, and continue to utilize the • There were approximately $37 million in supplemental dividend of $0.18 breadth and depth of the OneCarlyle repayments during the quarter platform to drive compelling investment • The merger with CGBD was successfully opportunities closed on March 27, 2025. Note: Past performance is not a guarantee or indicator of future results. As of December 31, 2024 unless otherwise stated. These statements reflect the subjective views of Carlyle Direct Lending. 1. Annualized dividend yield is calculated by dividing the declared dividend, excluding the supplemental dividend, by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over four periods. There can be no assurance that we will continue to earn income at this rate and our income may decline. 2. Represents the time weighted return for the fourth quarter of 2024. 3

Draft SECTION 01 Portfolio Update

Q4 2024 Quarterly Snapshot

Quarterly Activity

$45M	$85M	$269M	$292M / 100%
CAPITAL CALLED[1]	INVESTMENT FUNDINGS [2]	NET ASSETS	CUMULATIVE CAPITAL CALLED [1]

Fund Capital Overview

$433M	$191M	0.7x	$20.76
INVESTMENTS, AT FAIR VALUE [3] [4]	TOTAL DEBT OUTSTANDING	LEVERAGE RATIO	NAV PER SHARE [4]

Performance

13.1%	10.9%	2.1%	0.0%
Net IRR [5]	ANNUALIZED BASE DIVIDEND YIELD [6]	QUARTERLY NET TOTAL RETURN[7]	ANNUALIZED DEFAULT RATE[8]

(1) Capital called in Q4 was due and issued in January 2025; there are no remaining unfunded commitments. (2) Origination activity and resulting capital deployment is dependent on the Investment Adviser's ability to identify investment opportunities. There can be no guarantee that appropriate opportunities will be identified and if they are, that the Company will be selected to originate any or all such opportunities. Note that figures are based on par/principal value for debt activity and cost/proceeds for equity activity. (3) **Past performance is no guarantee of future results**. Fair value is determined in good faith by the Investment Advisor pursuant to Rule 2a-5 under the Investment Company Act. Refer to Note 2 and Note 3 to the consolidated financial statements included in our Form 10-Q for the quarter ended September 30, 2024. (4) Values are subject to change over time. (5) Net IRRs are calculated based on the timing of contributions from, and distributions to, the stockholders in the fund after expenses and incentive fees from June 2021 to September 2024. Performance for individual investors may differ depending on subscription date, capital called dates and dividends paid. (6) Dividend paid based on total shares outstanding. The annualized dividend yield is calculated by dividing the declared dividend, excluding the supplemental dividend declared in Q4, by the weighted average net asset value for the quarter and annualizing over 4 periods. There can be no assurance that we will continue to earn income at this rate and our income may decline. (7) Represents the time weighted return for the fourth quarter of 2024. (8) Represents the annualized defaulted invested capital as a percentage of total invested capital since inception.

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Q4 2024 Quarterly Results • For the year ended December 31, 2024, NAV per share was $20.76 • For the three months ended December 31, 2024, NII per Share was $0.59 and Net Income per Share was $0.53 Summary Balance Sheet Q3 2024 Q4 2024 ASSETS Total investments, at fair value $ 385,594 $ 433,208 Cash, cash equivalents and restricted cash 18,397 30,831 Prepaid expenses and other assets 8,451 9,726 Total Assets $ 412,442 $ 473,765 LIABILITIES & NET ASSETS Debt and secured borrowings $ 151,000 $ 191,000 Other accrued expenses and liabilities 15,979 13,800 Total Liabilities $ 166,979 $ 204,800 Net Assets $ 245,463 $ 268,965 Shares outstanding at end of period 11,709,773 12,958,484 Net Asset Value Per Share $ 20.96 $ 20.76 Summary Income Statement Q4 2024 FY 2024 $ Total Investment Income 13,10 $ 48,654 4 Total Expenses 5,992 22,809 Less waivers and reimbursements of expenses (475) (2,291) Net Investment Income $ 7,587 $ 28,136 Net realized and change in unrealized gains (losses) (792) (2,251) Net Income (Loss) $ 6,795 $ 25,885 Net Investment Income per Share $ 0.59 $ 2.48 Net Income (Loss) per Share $ 0.53 $ 2.28 6

Q4 2024 Portfolio Summary Total investments at Fair Value $433 (4) (4) Floating Rate Senior Secured Exposure Weighted Average Yield on Debt and Income 99% 99% 10.7% (1) Producing Investments at Amortized Cost Number of investments 123 Number of portfolio companies 91 Company EBITDA Sponsored (3) (2) (Median) Average exposure by portfolio company 1.1% 94% $98M (2) Non-accrual investments 0.0% (2) (2) KEY STATISTICS ASSET MIX PORTFOLIO INDUSTRY EXPOSURE Note: 100% of investments are categorized as Level 3 for determination of fair value. (1) Weighted average yields on debt and income producing investments include income producing equity investments. (2) As a percentage of fair value. (3) Excludes forward currency contracts, equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans. (4) As a percentage of fair value of total debt investments. 7

Q4 2024 Portfolio Overview

10 Largest Positions

	INVESTMENT	TYPE	COST ($M)	FV ($M)	% OF FV	INDUSTRY
1	North Haven Fairway Buyer, LLC	First Lien Debt	14.9	15.1	3.5%	Consumer Services
2	Ascend Buyer, LLC	First Lien Debt	14.3	14.6	3.4%	Containers, Packaging & Glass
3	Avalara, Inc.	First Lien Debt	14.0	14.3	3.3%	Diversified Financial Services
4	Spotless Brands, LLC	First Lien Debt	13.6	13.9	3.2%	Consumer Services
5	Radwell Parent, LLC	First Lien Debt	13.6	13.8	3.2%	Wholesale
6	Dwyer Instruments, Inc.	First Lien Debt	13.5	13.7	3.2%	Capital Equipment
7	Apex Companies Holdings, LLC	First Lien Debt	12.1	12.2	2.8%	Environmental Industries
8	Accession Risk Management Group, Inc.	First Lien Debt	11.9	12.1	2.8%	Diversified Financial Services
9	BlueCat Networks, Inc. (Canada)	First Lien Debt	11.8	11.8	2.7%	High Tech Industries
10	Park County Holdings, LLC	First Lien Debt	11.3	11.4	2.6%	Media: Diversified & Production

Largest Quarter-over-Quarter MTM Changes

TOP CONTRIBUTORS

	INVESTMENT	TYPE	△ ($M)	% (1)
1	ADPD Holdings, LLC	First Lien Debt	0.2	1.7%
2	Vensure Employer Services, Inc.	First Lien Debt	0.1	1.9%
3	Azurite Intermediate Holdings, Inc.	First Lien Debt	0.1	1.0%
4	Oranje Holdco, Inc.	First Lien Debt	0.1	1.9%
5	Accession Risk Management Group, Inc.	First Lien Debt	0.1	2.8%

TOP DETRACTORS

	INVESTMENT	TYPE	△ ($M)	% (1)
1	Alpine Acquisition Corp II	First Lien Debt	(0.4)	1.6%
2	BlueCat Networks, Inc. (Canada)	First Lien Debt	(0.2)	2.7%
3	Radwell Parent, LLC	First Lien Debt	(0.1)	3.2%
4	Avalara, Inc.	First Lien Debt	(0.1)	3.3%
5	Excelitas Technologies Corp.	First Lien Debt	(0.1)	1.7%

(1) Represents each investment's fair value as a percentage of total investment fair value as of December 31, 2024.

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Risk Rating Distribution

- As of December 31, 2024, two borrowers were on non-accrual status, representing 0.0% of total investments at cost and 0.0% of fair value.

PORTFOLIO RISK RATINGS				
(Dollar amounts in thousands)	September 30, 2024		December 31, 2024	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	$—	— %	$—	— %
2	369,662	96.0 %	417,187	96.6 %
3	15,226	4.0 %	14,564	3.4 %
4	—	— %	1	0.0 %
5	2	0.0 %	—	— %
Total	**$384,890**	**100.0 %**	**$431,752**	**100.0 %**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

Note: Risk ratings assigned to each debt investment in the portfolio.

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Net Asset Value Per Share Bridge Q4 2024 Full Year 2024 Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period. The sum of the individual numbers may not add up due to rounding. 10

CSL III Q4 2024 New Investment Activity

During Q4 2024, CSL III committed $87.2MM across **10** new platform investments and **10** incremental financings for existing borrowers at a blended weighted average yield of ~9.4%

	INVESTMENT	TYPE	INVESTMENT AMOUNT ($MM)	SPREAD	OID	ALL-IN YIELD (1)
1	**AMPERSCAP LLC**	First Lien	4.5	S + 5.25%	2.00%	10.1%
2	**Avalara, Inc. (Secondary Purchase)**	First Lien	0.8	S + 6.25%	0.00%	10.6%
3	**BlueCat Networks, Inc.**	First Lien	2.2	S + 5.75%	1.50%	10.4%
4	**Celerion Buyer, Inc.**	First Lien	1.5	S + 5.00%	1.00%	9.6%
5	**Denali Midco 2 LLC (Super Star Car Wash)**	Second Lien	1.3	S + 5.00%	2.00%	9.8%
6	**Galileo Parent, Inc. (Maxar Technologies)**	First Lien	10.6	S + 5.75%	0.00%	10.1%
7	**Generator Buyer, Inc. (TPGS)**	First Lien	0.8	S + 5.25%	1.75%	10.0%
8	**Higginbotham Insurance Agency, Inc.**	Preferred Equity	0.8	11.00% PIK	1.50%	11.4%
9	**IG Investments Holdings, LLC**	First Lien	1.8	S + 5.00%	0.00%	9.3%
10	**Lanes Group**	First Lien	3.7	SONIA + 7.30%	2.00%	12.7%
11	**North Haven Stallone Buyer (Sila)**	First Lien	5.2	S + 5.25%	1.50%	9.9%
12	**Ocorian**	First Lien	6.9	E + 3.50% + 2.25% PIK	1.50%	6.6%
13	**Optimizely North America Inc.**	First Lien	4.5	S + 5.00%	1.00%	9.6%
14	**Pestco, LLC**	First Lien	3.6	S + 5.25%	1.50%	9.9%

Note: Figures are total allocations, including unfunded commitments and equity co-investments. Descriptions of individual investments were selected using objective, non-performance based criteria. These investments do not represent all of the investments purchased, sold or recommended and the reader should not assume that investments identified and discussed were or will be profitable. (1) Yield assumes 4-year average life unless the deal was underwritten to a shorter maturity profile – investment activity includes funded and unfunded commitments. Reference rates reflect quarter-end 3M SOFR of 4.31%, 3M SONIA of 4.85% and 3M EURIBOR of 2.71%.

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CSL III Q4 2024 New Investment Activity

During Q4 2024, CSL III committed $87.2MM across **10** new platform investments and **10** incremental financings for existing borrowers at a blended weighted average yield of ~9.4%

	INVESTMENT	TYPE	INVESTMENT AMOUNT ($MM)	CASH SPREAD	OID	ALL-IN YIELD (1)
15	**Qnnect, LLC**	First Lien	0.9	S + 5.25%	1.00%	9.8%
16	**QBS Parent Inc.**	First Lien	9.5	S + 4.75%	0.50%	9.2%
17	**Rialto Capital Group Holdings, Inc.**	First Lien	3.3	S + 5.00%	1.00%	9.6%
18	**Rotation Buyer, LLC**	First Lien	4.9	S + 4.75%	1.00%	9.3%
19	**Seahawk Bidco, LLC**	First Lien	10.5	S + 4.75%	1.00%	9.3%
20	**Superstruct**	First Lien	10	E + 5.50%	1.50%	8.6%
		Total New Activity:	**$87.2**			**9.4%**

Note: Figures are total allocations, including unfunded commitments and equity co-investments. Descriptions of individual investments were selected using objective, non-performance based criteria. These investments do not represent all of the investments purchased, sold or recommended and the reader should not assume that investments identified and discussed were or will be profitable. (1) Yield assumes 4-year average life unless the deal was underwritten to a shorter maturity profile – investment activity includes funded and unfunded commitments. Reference rates reflect quarter-end 3M SOFR of 4.31%, 3M SONIA of 4.85% and 3M EURIBOR of 2.71%.

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Draft SECTION 02 Appendix

Carlyle Firm Overview[1]

Firm Overview

Founded:	1987
AUM:	$441 bn
Employees:	2,300+
Investment Professionals:	725+[2]
Offices / Countries:	29 / 17

Global Credit	$192 bn AUM[3]	*190+ investment professionals[4]*
Global Private Equity	$164 bn AUM	*425+ investment professionals*
Global Investment Solutions	$85 bn AUM	*105+ investment professionals*

The Carlyle Edge

- ✓ **Reach:** "One Carlyle" Global Network
- ✓ **Expertise:** Deep Industry Knowledge
- ✓ **Impact:** Executive Operations Group
- ✓ **Data:** Portfolio Intelligence

Global Investment Platform



1) Firm data as of December 31, 2024. 2) Total includes Investment Professionals in the Executive Group. 3) Carlyle Global Credit AUM includes $76.9 billion of insurance related assets. 4) Includes 11 professionals in the Carlyle Global Capital Markets group. Note: AUM numbers may not sum to total due to rounding. Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. **Past performance is not indicative of future results and there can be no assurance that any trends will continue.**

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Carlyle Global Credit Platform

CARLYLE GLOBAL CREDIT – $192BN AUM[1]

LIQUID CREDIT *AUM: $50.0 billion*		PRIVATE CREDIT *AUM: $30.4 billion*		REAL ASSETS CREDIT *AUM: $19.4 billion*		ASSET-BACKED FINANCE *AUM: $7.6 billion*	
CLO MANAGEMENT	Carlyle managed CLOs (broadly syndicated senior secured bank loans)	DIRECT LENDING	Directly originated loans, primarily first lien and financial sponsor-backed	AVIATION FINANCE	Commercial aircraft leasing / servicing and securitization of aircraft portfolios	IG DEBT	Directly originated, privately structured asset-backed solutions, focused on acquiring or lending against diversified pools of collateral with contractual cash flows
CLO INVESTMENT	Equity and debt CLO tranches	OPPORTUNISTIC CREDIT	Directly originated private capital solutions primarily for non-sponsored companies	INFRASTRUCTURE CREDIT	Credit investments in U.S. and international infrastructure assets	NON-IG DEBT	
LOANS & REVOLVING CREDIT	Senior secured revolving credit facilities of non-IG issuers	HYBRID CAPITAL	Flexible mandate across credit-oriented solutions, structured equity, and stressed / dislocated investments	REAL ESTATE CREDIT	Lending to global real estate projects	RESIDUAL / EQUITY	

PLATFORM INITIATIVES
AUM: $85.0 billion[1]

CARLYLE TACTICAL CREDIT FUND	CROSS-PLATFORM SMAs	ADVISORY CAPITAL
Closed-end Interval fund investing dynamically across Carlyle's entire credit platform	Tailored separate accounts investing across the credit platform	Credit assets sub-advised for insurance platform

Source: The Carlyle Group. As of December 31, 2024 unless otherwise stated. 1) Carlyle Global Credit and Platform Initiatives AUM includes $76.9 billion of insurance related assets. **Past performance is not indicative of future results and there can be no assurance that any trends will continue.**

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Carlyle Direct Lending Investment Philosophy & Overview Carlyle Direct Lending seeks to operate in the middle market, utilizing an integrated platform sourcing approach Note: Comments made here are based on Carlyle's subjective views. Past performance is not indicative of future results. There can be no assurance that a fund will be able to achieve comparable results, implement its investment strategy or achieve its investment objective. No assurance is given that any trends will continue, that forecasts will ultimately materialize, or that investment opportunities will be available. 16